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                                                                  Exhibit 99.n.6

                                           August 23, 2001

MCG Capital Corporation
1100 Wilson Boulevard, Ste. 800
Arlington, VA 22209

Ladies and Gentlemen:

     I hereby consent to the disclosure indicating that I will become a director of MCG Capital Corporation ("MCG") contained in the Registration Statement on Form N-2 of MCG filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of MCG to be issued in connection with MCG's initial public offering.

                                           /s/ Kenneth J. O'Keefe
                                           ----------------------------------
                                           Kenneth J. O'Keefe